EXHIBIT 5.1

BASS, BERRY & SIMS PLC
A PROFESSIONAL LIMITED LIABILITY COMPANY
ATTORNEYS AT LAW

KNOXVILLE OFFICE		DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700	REPLY TO:	AMSOUTH CENTER
KNOXVILLE, TN 37902	AMSOUTH CENTER	315 DEADERICK STREET, SUITE 2700
(865) 521-6200	315 DEADERICK STREET, SUITE 2700	NASHVILLE, TN 37238-3001
	NASHVILLE, TN 37238-3001	(615) 742-6200
MEMPHIS OFFICE	(615) 742-6200
THE TOWER AT PEABODY PLACE		MUSIC ROW OFFICE:
100 PEABODY PLACE, SUITE 950	WWW.BASSBERRY.COM	29 MUSIC SQUARE EAST
MEMPHIS, TN 38103-2625		NASHVILLE, TN 37203-4322
(901) 543-5900		(615) 255-6161

April 23, 2004

Pinnacle Financial Partners, Inc.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201

Re.:	Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) relating to the Company’s 2004 Equity Incentive Plan (the “Plan”) filed by you with the Securities and Exchange Commission covering an aggregate of 264,755 shares (the “Shares”) of common stock, $1.00 par value, issuable pursuant to the Plan.

     In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bass, Berry & Sims PLC